Exhibit 99.1
CAPSTEAD INVESTOR PRESENTATION MATERIALS May 2009

Safe Harbor Statement - Private Securities Litigation Reform Act of 1995 Forward Looking Information This document contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) that inherently involve risks and uncertainties. Capstead's actual results and liquidity can differ materially from those anticipated in these forward-looking statements because of changes in the level and composition of the Company's investments and other factors. As discussed in the Company's filings with the Securities and Exchange Commission, these factors may include, but are not limited to, changes in general economic conditions, the availability of suitable qualifying investments from both an investment return and regulatory perspective, the availability of new investment capital, the availability of financing at reasonable levels and terms to support investing on a leveraged basis, fluctuations in interest rates and levels of mortgage prepayments, deterioration in credit quality and ratings, the effectiveness of risk management strategies, the impact of differing levels of leverage employed, liquidity of secondary markets and credit markets, increases in costs and other general competitive factors. In addition to the above considerations, actual results and liquidity related to investments in loans secured by commercial real estate are affected by borrower performance under operating and/or development plans, lessee performance under lease agreements, changes in general as well as local economic conditions and real estate markets, increases in competition and inflationary pressures, changes in the tax and regulatory environment including zoning and environmental laws, uninsured losses or losses in excess of insurance limits and the availability of adequate insurance coverage at reasonable costs, among other factors.

Overview of Capstead Mortgage Corporation Capstead is a Real Estate Investment Trust formed in 1985, headquartered in Dallas, Texas Business Strategy Capstead's core investment strategy is managing a leveraged portfolio of residential adjustable-rate mortgage, or ARM, securities Over 99% issued and guaranteed by government-sponsored entities, either Fannie Mae or Freddie Mac, or by an agency of the federal government, Ginnie Mae Agency Securities have an implied or actual credit rating of AAA Coupon resets allow us to eventually recover financing spreads diminished during periods of rising short-term rates During periods of falling interest rates, reductions to interest rates on our borrowings allow us to capture larger financing spreads Prudently leveraged to provide sufficient reserves for price movements and principal payments (traditionally 8.0x to 12.0x; as of March 31, 2009, 7.3x) Management Structure Self-managed with low ratio of G&A expense to long-term investment capital and a conservative incentive structure

Experienced Management Team Andrew F. Jacobs - President and Chief Executive Officer, Director Has served in various executive positions with Capstead since 1988 CPA, Member AICPA, TSCPA, NACD, FEI, Chancellor's Council Executive Committee of the University of Texas System, Executive Council of The Real Estate Finance and Investment Center at the University of Texas at Austin Phillip A. Reinsch - Executive Vice President and Chief Financial Officer, Secretary Has held various financial accounting and reporting positions with Capstead since 1993 Formerly employed by Ernst & Young LLP as an audit senior manager focusing on mortgage banking and asset securitization CPA, Member AICPA, TSCPA, FEI Robert A. Spears - Executive Vice President, Director of Residential Mortgage Investments Has served in asset and liability management positions with Capstead since 1994 Formerly vice president of secondary marketing with NationsBanc Mortgage Corporation Michael W. Brown - Sr. Vice President, Asset and Liability Management, Treasurer Has served in asset and liability management positions with Capstead since 1994 MBA, Southern Methodist University, Dallas, Texas Over 80 years of combined mortgage finance industry experience, 67 years at Capstead.

Recent Highlights Raised almost $500 million in new common equity since October 2007, contributing to a $2.77 increase in book value per common share to $10.34 at March 31, 2009. Increased investment portfolio by $2.0 billion since June 30, 2007. Total annualized return on common stock since June 30, 2007 of 27%. Increased our potential liquidity from $218 million at June 30, 2007 to over $400 million at March 31, 2009.

Market Snapshot (in thousands, except percentages and per share amounts)

Capstead's Long-term Investment Capital Dec '06 Mar '07 Jun '07 Sep '07 Dec '07 Mar '08 Jun '08 Sep '08 Dec '08 Mar '09 Common 160 171 165 150 381 473 588 587 581 659 Perpetual Preferred 180 180 180 180 180 180 180 179 179 179 Trust Preferred 100 100 100 100 100 100 100 100 100 100 Total 440 451 445 430 661 753 868 866 860 939 $ in millions (68%) (35%) (58%) (68%) (63%) (68%) (70%)

Low Risk Agency-guaranteed Residential ARM Securities Investment Strategy Longer-to-Reset Agency ARM Securities Current-Reset Agency ARM Securities 3.2 4.1 Current-Reset ARMs ($4.8 billion) Longer-to-Reset ARMs ($2.7 billion) (as of March 31, 2009) Financed 100% with 30- to 90-day borrowings that adjust relatively quickly to more current rates. Financed with $732 million in longer-dated committed borrowings (5.13%, 4 month average maturity) and 30-day borrowings combined with two-year swap agreements ($2.3 billion at 3.08%, 12 month average maturity at quarter-end). Backed by well-seasoned mortgage loans with coupon interest rates that reset at least annually or begin doing so after an initial fixed-rate period of five years or less. Longer-term repo and/or swaps are utilized to mitigate interest rate risk on longer-to-reset ARM securities. The duration of our assets and liabilities was approximately 9 months and 5 months, respectively, for a net duration gap of roughly 4 months at quarter-end. Agency-guaranteed residential mortgage securities are highly liquid and can be financed with multiple funding providers through standard repurchase agreements. Capstead has long-term relationships with most lending counterparties and is constantly seeking to expand counterparty relationships. As of quarter-end, Capstead had positions on with 16 counterparties. Collateral requirements (haircuts) averaged roughly 51/2 points during the first quarter. 64% 36%

Residential ARM Securities Portfolio Statistics (as of March 31, 2009)

Financing Spreads on Mortgage Assets* Fed Funds vs. One-Month Libor Repo borrowing rates are expected to trend lower during the coming quarters given current low rates and the maturity over the next five months of the Company's remaining relatively high-cost longer-dated repo. Additionally, $900 million in higher cost swap positions mature in November and December 2009. As of quarter-end, the Company's 30-day repo resets stood at 0.80% and recent repo rates have generally been between 50 and 60 basis points. Yields will trend lower in the coming quarters reflecting lower ARM coupon resets, lower yielding acquisitions and somewhat higher mortgage prepayments. While seasonal trends and lower mortgage interest rates will likely result in higher mortgage prepayments this summer, the effects of the increase is expected to be manageable given the composition of the Company's portfolio. The Company's current-reset ARM securities are backed by ARM loans with coupon interest rates that will be resetting in the coming quarters to levels well below current fixed-rate mortgage interest rates. Approximately 20% of these securities are backed by interest-only ARM loans and most of this portfolio has favorable seasoning characteristics. While underlying mortgage interest rates on many of the Company's longer-to-reset ARM securities are relatively high compared to available mortgage interest rates, approximately 70% of these securities are backed by interest-only ARM loans and over 85% of these loans were originated in 2006 or 2007 at or near the peak of the housing cycle leading to the potential for significant loan-to-value deterioration. Yields on Mortgage Assets vs. Repo Borrowing Rates Financing spreads on mortgage assets* High: 3.71% Low: (.16) Average: 1.43 See page 16 for discussion of use of financing spread on mortgage assets, a non-GAAP financial measure.

First Quarter Highlights (All changes are from 4th Quarter 2008 to 1st Quarter 2009) Earnings increased $17.8 million to $42.1 million or $0.58 per diluted common share. Book value per common share increased $1.20, or 13%, to $10.34 due primarily to higher pricing levels for agency-guaranteed residential ARM securities. Portfolio increased $141 million to $7.64 billion, while portfolio leverage declined from 7.85 to 7.30 times long- term investment capital. Yields on interest-earning assets declined 27 basis points to 4.61% while borrowing rates on interest-bearing liabilities declined 126 basis points to 2.45%. Financing spreads increased 99 basis points to 2.16%.

CAPSTEAD A P P E N D I X May 2009 12

Yield / Cost Analysis (in thousands) See page 16 for discussion of use of financing spread on mortgage assets, a non-GAAP financial measure.

Comparative Balance Sheet (in thousands, except per share amounts)

Comparative Income Statement (in thousands, except per share amounts) (unaudited) See page 16 for discussion of use of financing spread on mortgage assets, a non-GAAP financial measure.

Use of Non-GAAP Financial Measures First Quarter 2009 (dollars in thousands)